Exhibit 10.1

BOLT BIOTHERAPEUTICS, INC.

AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

June 26, 2020

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TABLE OF CONTENTS

(continued)

Schedule A - Schedule of Investors

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AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”), is made as of the 26th day of June, 2020 by and among BOLT BIOTHERAPEUTICS, INC., a Delaware corporation (the “Company”), and each of the investors listed on Schedule A hereto, each of which is referred to in this Agreement as an “Investor” and any Additional Purchaser (as defined in the Purchase Agreement) that becomes a party to this Agreement in accordance with Section 6.9 hereof.

RECITALS

WHEREAS, the Company and certain of the Investors are parties to that certain Series C Preferred Stock Purchase Agreement of even date herewith (as amended from time to time) (the “Purchase Agreement”);

WHEREAS, certain of the Investors (the “Existing Investors”) hold shares of the Company’s Series Seed Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series T Preferred Stock and/or shares of Common Stock issued upon conversion thereof and possess registration rights, information rights, rights of first offer, and other rights pursuant to that certain Amended and Restated Investors’ Rights Agreement, dated as of March 26, 2019, by and among the Company and the parties thereto (the “Prior Agreement”);

WHEREAS, the Existing Investors are the holders of a majority of the outstanding shares of Registrable Securities (as defined in the Prior Agreement) and desire to amend and restate the Prior Agreement in its entirety and further desire to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Agreement; and WHEREAS, in order to induce the Company to enter into the Purchase Agreement and to induce certain of the Investors to invest funds in the Company pursuant to the Purchase Agreement, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock issuable to the Investors, to receive certain information from the Company, and to participate in future equity offerings by the Company, and that this Agreement shall govern certain other matters as set forth in this Agreement.

NOW, THEREFORE, the Existing Investors hereby agree that the Prior Agreement is hereby amended and restated by this Agreement, and the parties to this Agreement further agree as follows:

1.    Definitions. For purposes of this Agreement:

1.1    “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person or any venture capital fund, investment fund, registered investment company or asset manager now or hereafter existing that is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person; any wholly-owned subsidiary of such Person; or any direct or indirect wholly-owned subsidiary of the ultimate parent entity of such Person. In addition to the foregoing, NFLS Beta Limited shall be considered an affiliate of Pivotal bioVenture Partners Fund I, L.P. (“Pivotal”). In addition to the foregoing, Four Pines Master Fund LP shall be considered an affiliate of Rock Springs Capital Master Fund LP (together, “Rock Springs Capital”). Notwithstanding the foregoing, with respect to Novo Holdings A/S, in lieu of the above definition, the term “Affiliate” shall mean Novo Ventures (US), Inc. and Novo Holdings Principal Investments (US), Inc. (together with Novo Holdings A/S, “Novo”), any partner, executive officer or director of Novo or any venture capital fund, asset manager or other Person now or hereafter existing formed for the purpose of making investments in other Persons that is controlled by or under common control with Novo, and for the avoidance of doubt, shall not include any other affiliate of Novo.

1.2    “Board” means the Company’s Board of Directors.

1.3    “CFIUS” means the Committee on Foreign Investment in the United States, or any member agency thereof acting in such capacity.

1.4    “Common Stock” means shares of the Company’s common stock, par value $0.00001 per share.

1.5    “Competitor” means a Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), in anti-tumor antibody-based immunotherapy of cancer, but shall not include any financial investment firm or collective investment vehicle that, together with its Affiliates, holds less than twenty percent (20)% of the outstanding equity of any Competitor and does not, nor do any of its Affiliates, have a right to designate any members of the Board of Directors of any Competitor; provided that none of Pivotal, Novo, Vivo PANDA Fund, L.P (“Vivo”), Sofinnova Venture Partners X, L.P. (“Sofinnova”), RA Capital Healthcare Fund, L.P., Blackwell Partners LLC - Series A, and RA Capital Nexus Fund, L.P. (together, “RA Capital”), Citadel Multi-Strategy Equities Master Fund Ltd. (“Surveyor Capital”), Rock Springs Capital, nor their Affiliates shall be deemed to be a Competitor hereunder.

1.6    “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.7    “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.8    “DPA” means Section 721 of the Defense Production Act of 1950, as amended (50 U.S.C. § 4565), and all rules and regulations thereunder, including as codified at 31 C.F.R. Part 800.

1.9    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.10    “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.11    “FOIA Party” means a Person that, in the reasonable determination of the Board, may be subject to, and thereby required to disclose non-public information furnished by or relating to the Company under, the Freedom of Information Act, 5 U.S.C. 552 (“FOIA”), any state public records access law, any state or other jurisdiction’s laws similar in intent or effect to FOIA, or any other similar statutory or regulatory requirement; provided that none of Pivotal, Novo, Vivo, Sofinnova, RA Capital, Surveyor Capital, Rock Springs Capital, Pfizer Ventures (US) LLC or their Affiliates shall be deemed to be a FOIA Party hereunder.

1.12    “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.13    “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.14    “GAAP” means generally accepted accounting principles in the United States, as in effect from time to time.

1.15    “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.16    “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein.

1.17    “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.18    “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

1.19    “Key Employee” has the meaning set forth in the Purchase Agreement.

1.20    “Major Investor” means (i) any Investor that, individually or together with such Investor’s Affiliates, holds at least 1,000,000 shares of Registrable Securities (on an as converted basis and as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof) and each Person to whom any of the rights of any such Investor are assigned pursuant to Section 6.1; and (ii) with respect to any Investor that holds Series Seed Preferred Stock, any such Investor that individually or together with such Investor’s Affiliates, holds at least 405,624 shares of Registrable Securities (on an as converted basis and as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof); provided, however, that in no event shall Toray Industries, Inc. (“Toray”) be deemed a Major Investor for purposes of Section 4 of this Agreement.

1.21    “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.22    “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.23    “Preferred Stock” means, collectively, shares of the Company’s Series Seed Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series T Preferred Stock, Series C-1 Preferred Stock and Series C-2 Preferred Stock.

1.24    “Preferred Directors” means the Series C Director, the Series B Director and the Series A-1 Directors, collectively.

1.25    “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock excluding any Common Stock issued upon conversion of the Preferred Stock pursuant to the “Special Mandatory Conversion” provisions in the Certificate of Incorporation; (ii) any

Common Stock, or any Common Stock issued or issuable (other than Common Stock issued pursuant to a Special Mandatory Conversion) (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investors, including, but not limited to, any Common Stock issuable upon exercise of warrants; and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (i) and (ii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection 2.13 of this Agreement. A Holder of Registrable Securities need not convert such Registrable Securities into Common Stock prior to requesting registration hereunder but may make such request in contemplation of conversion of such Registrable Securities into Common Stock prior to the effectiveness of such registration.

1.26    “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.27    “Requisite Holders” means the holders of at least a majority of the Registrable Securities then outstanding, voting as a single class and on an as-converted basis.

1.28    “Restated Certificate” means the Company’s Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time.

1.29    “Restricted Securities” means the securities of the Company required to be notated with the legend set forth in Subsection 2.12(b) hereof.

1.30    “SEC” means the Securities and Exchange Commission.

1.31    “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.32    “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.33    “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.34    “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 2.6.

1.35    “Series A-1 Director” means any director of the Company that the holders of record of the Series A-1 Preferred Stock, exclusively as a separate class, are entitled to elect pursuant to the Company’s Restated Certificate.

1.36    “Series A-1 Preferred Stock” means shares of the Company’s Series A-1 Preferred Stock, par value $0.00001 per share.

1.37    “Series B Director” means any director of the Company that the holders of record of the Series B Preferred Stock, exclusively as a separate class, are entitled to elect pursuant to the Company’s Restated Certificate.

1.38    “Series C Director” means any director of the Company that the holders of record of the Series C-1 Preferred Stock and Series C-2 Preferred Stock, exclusively as a separate class, are entitled to elect pursuant to the Company’s Restated Certificate.

1.39    “Series B Preferred Stock” means shares of the Company’s Series B Preferred Stock, par value $0.00001 per share.

1.40    “Series C-1 Preferred Stock” means shares of the Company’s Series C-1 Preferred Stock, par value $0.00001 per share.

1.41    “Series C-2 Preferred Stock” means shares of the Company’s Series C-2 Preferred Stock, par value $0.00001 per share

1.42    “Series Seed Preferred Stock” means shares of the Company’s Series Seed Preferred Stock, par value $0.00001 per share.

1.43    “Series T Preferred Stock” means shares of the Company’s Series T Preferred Stock, par value $0.00001 per share.

1.44    “Stock Plan” means the Company’s 2015 Equity Incentive Plan.

2.    Registration Rights. The Company covenants and agrees as follows:

2.1    Demand Registration.

(a)    Form S-1 Demand. If, at any time after the earlier of (i) three (3) years after the date of this Agreement or (ii) one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a request from the Requisite Holders that the Company file a Form S-1 registration statement with respect to the Registrable Securities then outstanding representing at least an aggregate offering price, net of Selling Expenses, of $10,000,000, then the Company shall (x) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c) and 2.3.

(b)    Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least twenty percent (20%) of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $2,000,000, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c) and 2.3.

(c)    Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Subsection 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than one hundred twenty (120) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than twice in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such one hundred twenty (120) day period other than an Excluded Registration.

(d)    The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a) (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two registrations pursuant to Subsection 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Subsection 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b) (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two registrations pursuant to Subsection 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Subsection 2.1(d) until such time as the applicable registration statement registering all requested Registrable Securities has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Subsection 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Subsection 2.1(d); provided, however, that if the Initiating Holders withdraw their request for registration as a result of a material adverse change to the Company, then a withdrawal of the registration statement shall not be counted as “effected.”

2.2    Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.6; provided, that if such withdrawal is during a period the Company had deferred taking action pursuant to Subsection 2.1(c), then the Initiating Holders may withdraw their request for registration and such registration will not be counted as “effected” for purposes of this Subsection 2.1(d).

2.3    Underwriting Requirements.

(a)    If, pursuant to Subsection 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to the Requisite Holders who are Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Subsection 2.3, if the underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. For purposes of the provision in this Subsection 2.3(a) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(b)    In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Subsection 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders seeking to sell Registrable Securities in such offering accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below fifty percent (50%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the provision in this Subsection 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c)    For purposes of Subsection 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Subsection 2.3(a), fewer than one-hundred percent (100%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4    Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)    prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Requisite Holders of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to one hundred twenty (120) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b)    prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)    furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)    use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)    in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f)    notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. As promptly as practicable thereafter, the Company will prepare and file with the SEC, and furnish without charge to the appropriate Holders and managing underwriter(s), if any, an amendment or supplement to such registration statement or prospectus in order to cause such registration statement or prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and will furnish such copies thereof as the Holders or any underwriters may reasonably request;

(g)    use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(h)    provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(i)    promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(j)    notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(k)    after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus;

(l)    make generally available to its security holders, and deliver to each Holder participating in the registration statement, an earnings statement of the Company that will satisfy the provisions of Section 11(a) of the Securities Act covering a period of twelve (12) months beginning after the effective date of such registration statement as soon as reasonably practicable after the termination of such twelve (12)-month period; and

(m)    use its commercially reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.5    Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6    Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with (x) registrations, filings, or qualifications pursuant to Section 2 and (y) the IPO, including all registration, filing, and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements, not to exceed $50,000 in each instance, of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the

Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1 if the registration request is subsequently withdrawn at the request of the Requisite Holders of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Requisite Holders of the Registrable Securities agree to forfeit their right to one registration pursuant to Subsections 2.1(a) or 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Subsections 2.1(a) or 2.1(b). Except as set forth herein, all Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7    Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8    Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a)    To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)    To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld, conditioned or delayed; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c)    Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.8.

(d)    To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Subsection 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)    Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9    Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a)    make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b)    use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c)    furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies) and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10    Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Requisite Holders of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company unless such securities have registration rights that are subordinate to the rights of the securities held by the Investors.

2.11    “Market Stand-off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the IPO, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days in the case of the IPO), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for the IPO or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Subsection 2.11 shall apply only to the IPO, and shall not apply to distributions to current or former partners, members or stockholders of a Holder or to the transfer of any shares owned by a Holder in the Company to its Affiliates or any of the Holder’s stockholders, members, partners or other equity holders; provided that the Affiliate, stockholder, member, partner or other equity holder of the Holder agrees to be bound in writing by the restrictions set forth herein, shall not apply to transactions or announcements relating to: (1) securities acquired in the IPO or (2) securities acquired in open market transactions from and after the IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder or transfers to Affiliates of Holders regardless of whether or not such transfer is for consideration, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Holders only if all officers, directors and stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock) are subject to the same restrictions. The underwriters in connection with such registration are intended third-party beneficiaries of this Subsection 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Subsection 2.11 or that are necessary to give further effect thereto. Except for up to one percent (1%) of the capital stock, in the aggregate for all stockholders subject to lock-up restrictions, any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.

2.12    Restrictions on Transfer.

(a)    The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b)    Each certificate, instrument, or book entry representing (i) the Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Subsection 2.12(c)) be notated with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Subsection 2.12.

(c)    The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (A) in any transaction in compliance with SEC Rule 144; (B) in any transaction in which such Holder transfers Restricted Securities to an Affiliate of such Holder; (C) a transfer by a Holder that is a partnership, limited liability company or corporation to a partner, limited partner, retired partner, member, retired member or stockholder of a Holder; (D) a transfer to a charity; (E) a transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse; or (F) the transfer by a Holder exercising its co-sale rights under the Right of First Refusal and Co-Sale Agreement, dated as of the date hereto, by and among the Company, the Investors and Key Holders named therein, as amended, if in each transfer under clauses (A), (B) (C), (D) or (E) each prospective transferee agrees in writing to be subject to the terms of this Subsection 2.12; Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Subsection 2.12(b), except that such certificate, instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act. Notwithstanding the foregoing, the Company shall be obligated to reissue promptly unlegended certificates or book entries at the request of any Holder thereof if the Company has completed its IPO and the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification and legend, provided that the second legend listed above shall be removed only at such time as the Holder of such certificate is no longer subject to any restrictions hereunder.

(d)    The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities (for so long as such shares remain Registrable Securities) that (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member, of a Holder that is a corporation, partnership or limited liability company, (b) is a Holder’s family member or trust for the benefit of an individual Holder, (c) acquires at least five percent of the then-outstanding Registrable Securities or (d) is an Affiliate of such Holder; provided, however, that (i) the transferor shall, within ten days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

2.13    Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsections 2.1 or 2.2 shall terminate upon the earliest to occur of:

(a)    the closing of a Deemed Liquidation Event (other than an Asset Sale), as such terms are defined in the Company’s Restated Certificate;

(b)    such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a three-month period without registration; or

(c)    the fifth anniversary of the IPO.

3.    Information and Observer Rights.

3.1    Delivery of Financial Statements. The Company shall deliver to each Major Investor:

(a)    as soon as practicable, but in any event within one hundred eighty (180) days after the end of each fiscal year of the Company (i) a balance sheet as of the end of such year and (ii) statements of income and cash flows for such year, all such financial statements audited and prepared in accordance with GAAP;

(b)    as soon as practicable, but in any event within sixty (60) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter, all prepared substantially in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(c)    as soon as practicable, but in any event within forty-five (45) days of the end of each month, an unaudited income statement for such month, and an unaudited balance sheet as of the end of such month, all prepared substantially in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(d)    as soon as practicable, but in any event thirty (30) days before the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, forecasting the Company’s revenues, expenses and cash positions;

(e)    as soon as practicable, but in any event within forty-five (45) days after the end of each of the financial quarters of each fiscal year of the Company, the Company’s current capitalization table in sufficient detail as to allow each Major Investor to calculate its percentage ownership in the Company; and

(f)    such other information relating to the financial condition, business or corporate affairs of the Company as any Major Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Subsection 3.1 to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in a form reasonably acceptable to the Company); or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Subsection 3.1 to the contrary, the Company may cease providing the information set forth in this Subsection 3.1 during the period starting with the date sixty (60) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Subsection 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

3.2    Inspection. The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investor upon reasonable advance notice; provided, however, that the Company shall not be obligated pursuant to this Subsection 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form reasonably acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3    Observer Rights. As long as each of Pivotal, Novo, Vivo Capital Fund VIII, L.P. and Vivo Capital Surplus Fund VIII, L.P. (collectively, “Vivo Fund VIII”), Sofinnova, RA Capital, Surveyor Capital, Rock Springs Capital (whether by Rock Springs Capital Master Fund LP or Four Pines Master Fund LP) and Samsara BioCapital, LP holds any shares of Preferred Stock or shares of Common Stock issued upon the conversion of Preferred Stock, the Company shall invite a representative of each of Pivotal, Novo,

Vivo Fund VIII, Sofinnova, RA Capital, Surveyor Capital, Rock Springs Capital and Samsara BioCapital, LP to attend all meetings of its Board in a nonvoting observer capacity (each, an “Observer”). The Observer representing Sofinnova will initially be James Healy. The Company shall give each such Observer copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to any other member of the Board; provided, however, that such Observer shall agree to hold in confidence and trust all information provided; and provided further, that the Company reserves the right to withhold any information and to exclude such Observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel.

3.4    Termination of Information and Observer Rights. The covenants set forth in Subsection 3.1, Subsection 3.2, and Subsection 3.3 shall terminate and be of no further force or effect (i) immediately prior to the closing of the IPO, or (ii) upon a Deemed Liquidation Event (other than an Asset Sale), whichever event occurs first.

3.5    Confidentiality. Each Investor agrees, severally and not jointly, that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Subsection 3.5 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Subsection 3.5; (iii) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; (iv) to the extent required in connection with any routine or periodic examination or similar process by any regulatory or self-regulatory body or authority not specifically directed at the Company or the confidential information obtained from the Company pursuant to the terms of the Agreement, including, without limitation, quarterly or annual reports, (v) as may otherwise be required by law, provided that, with respect to this clause (v), the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure; (vi) as required by any court or other governmental body, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure; (vii) in connection with the enforcement of this Agreement or any other agreement with the Company or its subsidiaries or rights under this Agreement or any other agreement with the Company or its subsidiaries; (viii) to comply with applicable law, statutes, rules or regulations or pursuant to any direction, request or requirement (whether or not having the force of law but if not having the force of law being of a type with which institutional investors in the relevant jurisdiction are accustomed to comply) of any self-regulating organization or any governmental, fiscal, monetary or other authority; (ix) for internal market, industry and investment analyses; or (x) to officers, employees, agents, directors, partners, parent or subsidiaries to the extent necessary to obtain their services in connection with monitoring its investment in the Company. This Section 3.5 shall supersede and replace, in its entirety, any agreement between the Company and any Investor related to the confidential treatment of the Company’s information. The Company acknowledges and agrees that in no event shall Surveyor Capital’s confidentiality and non-use obligations hereunder in any manner be deemed or construed as limiting Surveyor Capital’s or its representatives’ (or any of their respective Affiliates’) ability to trade any security of a company that has issued securities that are publicly traded.

3.6    CFIUS. Except as otherwise provided in Section 1.4(c) of the Purchase Agreement, if and only if (i) CFIUS or any member agency thereof acting in its capacity as a member agency (“CFIUS”) requests or requires that the Company or an Investor file a notice or declaration with CFIUS pursuant to the DPA, with respect to an Investor’s investment in the Company (the “Covered Transaction”), or (ii) the Company or an Investor (each of the Investors described in (i) and (ii) a “Non-U.S. Investor”) determines in good faith that a filing with CFIUS with respect to the Covered Transaction is advisable or required by applicable law, then in either case, (i) or (ii): (x) the Company and such Non-U.S. Investor shall, and shall cause any Affiliates to, cooperate and promptly make a CFIUS filing in the requested, required or advisable form in accordance with the DPA; and (y) the Company and the Investors shall, and shall cause any Affiliates to, use commercially reasonable efforts to obtain, as applicable, the CFIUS Satisfied Condition (as defined in the Purchase Agreement). For the avoidance of doubt, a Non-U.S. Investor shall have no obligation to accept or take any action, condition or restriction with respect to the Covered Transactions in order to achieve the CFIUS Satisfied Condition. In the event of a CFIUS Filing Requirement (as defined in the Purchase Agreement), neither (A) the “Special Mandatory Conversion” provisions of the Certificate of Incorporation nor (B) any future provisions of the Certificate of Incorporation or any other agreement serving a similar purpose with respect to a future acquisition of shares by a Non-U.S. Purchaser shall apply to any Non-U.S. Purchaser making filings pursuant to the DPA under this Section 3.6 unless and until the date that is ten (10) business days after the CFIUS Satisfied Condition is achieved.

4.    Rights to Future Stock Issuances.

4.1    Right of First Offer. Subject to the terms and conditions of this Subsection 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Major Investor and each existing holder of Series Seed Preferred Stock (collectively, the “ROFO Investors”) in accordance with this Section 4. A ROFO Investor shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among (i) itself, (ii) its Affiliates (but not co-investors) and (iii) its beneficial interest holders, such as limited partners, members or any other Person having “beneficial ownership,” as such term is defined in Rule 13d-3 promulgated under the Exchange Act, of such ROFO Investor (“Investor Beneficial Owners”); provided that each such Affiliate or Investor Beneficial Owner (x) is not a Competitor or FOIA Party, unless such party’s purchase of New Securities is otherwise consented to by the Board, (y) agrees to enter into this Agreement and each of the Voting Agreement and Right of First Refusal and Co-Sale Agreement dated of even date herewith (and as may be amended from time to time) among the Company, the Investors and the other parties named therein, as an “Investor” under each such agreement (provided that any Competitor or FOIA Party shall not be entitled to any rights as a Major Investor under Subsections 3.1, 3.2 and 4.1 hereof), and (z) agrees to purchase at least such number of New Securities as are allocable hereunder to the ROFO Investor holding the fewest number of shares of Preferred Stock and any other Derivative Securities.

(a)    The Company shall give notice (the “Offer Notice”) to each ROFO Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b)    By notification to the Company within twenty (20) days after the Offer Notice is given, each ROFO Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock then held by such ROFO Investor (including all shares of Common Stock then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held by such ROFO Investor) bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and other Derivative Securities, but excluding authorized but unissued shares reserved for issuance under the Stock Plan, including any increase in the number of authorized shares reserved for issuance under the Stock Plan in connection with any future equity financings). At the expiration of such twenty (20) day period, the Company shall promptly notify each ROFO Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other ROFO Investor’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which ROFO Investors were entitled to subscribe but that were not subscribed for by the ROFO Investors which is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Preferred Stock and any other Derivative Securities then held, by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Subsection 4.1(b) shall occur within the later of one hundred and twenty (120) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Subsection 4.1(c).

(c)    If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Subsection 4.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Subsection 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the ROFO Investors in accordance with this Subsection 4.1.

(d)    The right of first offer in this Subsection 4.1 shall not be applicable to (i) Exempted Securities (as defined in the Company’s Restated Certificate); or (ii) the issuance of shares of Preferred Stock pursuant to the Purchase Agreement. For the avoidance of doubt, Toray shall have no rights under Section 4 of this Agreement.

(e)    The rights of first offer of each Investor under this Section 4 may be transferred to the same parties, subject to the same restrictions, as any transfer of registration rights pursuant to Section 2.12.

4.2    Termination. The covenants set forth in Subsection 4.1 shall terminate and be of no further force or effect (i) as of immediately prior the consummation of the IPO, or (ii) upon a Deemed Liquidation Event, as such term is defined in the Company’s Restated Certificate, whichever event occurs first.

5.    Additional Covenants.

5.1    Insurance. If not already in place, the Company shall obtain, within ninety (90) days of the date hereof, from financially sound and reputable insurers Directors and Officers liability insurance in an amount and on terms and conditions satisfactory to the Board, and will use commercially reasonable efforts to cause such insurance policy to be maintained until such time as the Board determines that such insurance should be discontinued. The policy shall not be cancelable by the Company without prior approval by the Board, which approval must include the affirmative vote of a majority of the Preferred Directors then-serving. If not already in place, the Company shall obtain, within ninety (90) days of the date hereof, from financially sound and reputable insurers term “key-person” insurance on Randall Schatzman, in an amount and on terms and conditions satisfactory to the Board of Directors, and will use commercially reasonable efforts to cause such insurance policy to be maintained until such time as the Board of Directors (including a majority of the Preferred Directors) determines that such insurance should be discontinued. The key-person policy shall name the Company as loss payee, and neither policy shall be cancelable by the Company without prior approval by the Board of Directors, including a majority of the Preferred Directors.

5.2    Employee Agreements. The Company will cause (i) each Person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) to enter into a nondisclosure and proprietary rights assignment agreement, substantially in the form approved by the Board and provided to the Investors; and (ii) each

Person now or hereafter employed by it or by any subsidiary with access to confidential information and/or trade secrets to enter into a nonsolicitation agreement, substantially in the form approved by the Board and provided to the Investors. In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above-referenced agreements between the Company and any employee, without the consent of the Board, which approval must include the affirmative vote of a majority of the Preferred Directors then-serving.

5.3    Employee Stock. Unless otherwise approved by the Board, all future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months, and (ii) a market stand-off provision substantially similar to that in Subsection 2.11. In addition, unless otherwise approved by the Board, the Company shall retain a “right of first refusal” on employee transfers until the IPO and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock.

5.4    Matters Requiring Investor Director Approval. So long as any shares of Preferred Stock remain outstanding, the Company hereby covenants and agrees with each of the Investors that it shall not, without approval of the Board, which approval must include the affirmative vote of a majority of the Preferred Directors then-serving:

(a)    approve its budget and any material amendments thereto or deviations therefrom;

(b)    establish or invest in a subsidiary or joint venture;

(c)    incur any aggregate indebtedness in excess of $500,000 that is not already included in the budget approved by the Board pursuant to Subsection 5.4(a), other than trade credit incurred in the ordinary course of business;

(d)    make any capital expenditures in excess of $500,000 not contemplated by the budget approved by the Board pursuant to Subsection 5.4(a);

(e)    grant any salaries to new employees or bonuses to any new or existing employees in excess of $225,000 annually;

(f)    change its independent accountants;

(g)    grant any stock option with vesting terms different from those set forth in Subsection 5.3;

(h)    create or increase the number of shares reserved under its Stock Plan;

(i)    hire or terminate any senior executive officer;

(j)    create any committee of the Board;

(k)    change its principal business or enter into a new line of business;

(l)    acquire any business;

(m)    change the location of its principal executive offices;

(n)    sell any assets, other than sales in the ordinary course of business;

(o)    grant severance arrangements or enter into employment agreements that cannot be terminated at will by the Company;

(p)    exclusively license any intellectual property or enter into an exclusive distribution or partnership agreement relating to its intellectual property;

(q)    increase or decrease the size of the Board; or

(r)    adopt any amendment to the Restated Certificate or Bylaws.

5.5    Board Matters.

(a)    Unless otherwise determined by the vote of a majority of the directors then in office, including the determination of at least a majority of the Preferred Directors then serving on the Board, the Board shall meet at least once each calendar quarter (which may be via teleconference) in accordance with an agreed-upon schedule.

(b)    Each Preferred Director shall be entitled in such person’s discretion to be a member of any committee of the Board and a director of any subsidiary of the Company.

(c)    The Company shall reimburse the nonemployee directors and board observers appointed pursuant to Section 3.3 of this Agreement for all customary expenses and reasonable out-of-pocket travel expenses incurred in connection with attending meetings of the Board, meetings of the committees of the Board, meetings of the board of directors or any subsidiary of the Company and for reasonable expenses actually incurred while working for the benefit of the Company.

5.6    Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Restated Certificate, or elsewhere, as the case may be.

5.7    Expenses of Counsel. In the event of a transaction which is a Sale of the Company (as defined in the Amended and Restated Voting Agreement dated of even date herewith (and as may be amended from time to time) among the Company, the Investors and the other parties named therein), the reasonable fees and disbursements, not to exceed $25,000, of one counsel for the Investors, in their capacities as stockholders, shall be borne and paid by the Company.

5.8    Post-Closing Covenants.

(a)    The Company shall provide written notice of any Deemed Liquidation Event, as such term is defined in the Restated Certificate, to each Investor not less than twenty (20) days prior to the effective date of such Deemed Liquidation Event.

(b)    In connection with the Second Closing (as defined in the Purchase Agreement), the Company and the Investors agree to take all action necessary to increase the number of shares of Common Stock reserved for future issuance under the Stock Plan (including options then outstanding and shares available for grant) to a total of 30,013,743 shares (as appropriately adjusted for stock splits, stock dividends, recapitalizations, reclassifications, reorganizations, combinations and the like).

5.9    Right to Conduct Activities. The Company hereby agrees and acknowledges that Pivotal, Novo, Vivo, Sofinnova, RA Capital, Surveyor Capital, and Rock Springs Capital (together with their Affiliates) are professional investment organizations, and as such reviews the business plans and related proprietary information of many enterprises, some of which may compete directly or indirectly with the Company’s business (as currently conducted or as currently propose to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, Pivotal, Novo, Vivo, Sofinnova, RA Capital, Surveyor Capital, and Rock Springs Capital (together with their Affiliates) shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by Pivotal, Novo, Vivo, Rock Springs Capital, and Sofinnova (together with their Affiliates) in any entity competitive with the Company, or (ii) actions taken by any partner, officer, employee or other representative of Pivotal, Novo, Vivo, Sofinnova, RA Capital, Surveyor Capital, and Rock Springs Capital (together with their Affiliates) (or its Affiliates) to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

5.10    Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

5.11    Termination of Covenants. The covenants set forth in this Section 5, except for Subsections 5.1, 5.6 and 5.7, shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, or (ii) upon a Deemed Liquidation Event (other than an Asset Sale), whichever event occurs first.

5.12    Foreign Corrupt Practices Act. The Company covenants that it shall not, and shall not permit any of its subsidiaries or controlled Affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents acting on its or their behalf, to, promise, authorize or make any unlawful payment, or otherwise provide any item of value, directly or indirectly, to any foreign official or any foreign political party or official thereof or candidate for foreign political office in violation of the U.S. Foreign Corrupt Practices Act (“FCPA”) or any other applicable anti-bribery or anti-corruption law. The Company further covenants that it shall, and shall cause each of its subsidiaries and controlled Affiliates, to cease all of its or their respective activities, as well as remediate any actions taken by the Company, its subsidiaries or controlled Affiliates, or any actions taken on its or their behalf by any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA or any other applicable anti-bribery or anti-corruption law. The Company further covenants that it shall, for itself and each of its subsidiaries and controlled Affiliates, whether now in existence or formed in the future, maintain systems of internal controls that are reasonably tailored to the Company’s size, complexity, operations, business lines, geographic footprint, and business model (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA and other applicable anti-bribery or anti-corruption law. Upon reasonable request, the Company agrees to provide responsive information and/or certifications concerning its compliance with applicable anti-corruption laws. The Company shall promptly notify each Investor if the Company becomes aware of any enforcement action by a government agency with respect to the FCPA. The Company shall cause any subsidiary, whether now in existence or formed in the future, to comply in all material respects with all applicable laws.

6.    Miscellaneous.

6.1    Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (iii) after such transfer, holds at least 1,400,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Subsection 2.11. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2    Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

6.3    Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.4    Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5    Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection 6.5. If notice is given to the Company, it shall be sent by e-mail to notices@boltbio.com; and a copy (which shall not constitute notice) shall also be sent to Tony Jeffries, Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, CA 94304, and to Randall Schatzman, Bolt Biotherapeutics, Inc., at rschatzman@boltbio.com; if notice is given to Pivotal, Novo, or Vivo, a copy shall also be given to Josh Seidenfeld, Cooley LLP, 3175 Hanover Street, Palo Alto, CA 94304-1130; and if notice is given to Toray, a copy shall also be given to Nobuyuki Kobayashi, Toray Industries, Inc., Nihonbashi-Muromachi 2-chome, Chuo-ku, Tokyo 103-8666, Japan; and if notice is given to Sofinnova, a copy (which shall not constitute notice) shall also be given to Brian Covotta, O’Melveny & Myers LLP, 2765 Sand Hill Rd., Menlo Park, CA 94025.

6.6    Amendments and Waivers. Any term of this Agreement may be amended or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the Requisite Holders of the Registrable Securities then outstanding; provided that (i) the Company may in its sole discretion waive compliance with Subsection 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Subsection 2.12(c) shall be deemed to be a waiver); (ii) any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party; (iii) Section 6.14 of this Agreement may not be amended or waived in a manner that is adverse to any Investor without the consent of such Investor; (iv) Section 1.5, Section 1.9, Section 3.3, Section 5.4, and Section 5.9 of this Agreement shall not be amended in a manner that affects the rights and privileges of Pivotal, Novo, Vivo, Sofinnova, RA Capital, Surveyor Capital, and Rock Springs Capital without such party’s consent; and (v) (A) the definition of “Affiliate” with respect to Novo and this provision of this Section 6.6 may not be amended or waived without the written consent of Novo and (B) unless required by applicable law, the definitions of “CFIUS” and “DPA,” Section 3.6 and this provision of this Section 6.6 may not be amended or waived without the written consent of Novo. Notwithstanding the foregoing, (a) this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion (it being agreed that a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction; provided, however, (a) that if, after giving effect to such waiver of Section 4 with respect to a particular transaction, a Major Investor purchases securities in such transaction or issuance (such Major Investor, a “Participating Investor”), such waiver of the provisions of Section 4 shall be deemed to apply to each other Major Investor whose rights were waived or amended only if such other Major Investor has been provided the opportunity to purchase a proportional number of the New Securities being offered by the Company in such transaction based on the pro rata purchase 28 right of such other Major Investor set forth in Section 4, assuming a transaction size determined based upon the amount purchased by the Participating Investor that invested the largest percentage in such transaction, it being agreed that such opportunity may be provided subsequent to the initial closing in which such Participating Investor(s) purchase securities) and (b) Subsections 3.1 and 3.2, Section 4 and any other section of this Agreement applicable to the Major Investors (including this clause (b) of this sentence of this Subsection 6.6) may not be amended, modified, terminated or waived without the written consent of the holders of at least a majority of the Registrable Securities then outstanding and held by the Major Investors. Notwithstanding the foregoing, Schedule A hereto may be amended by the Company from time to time to add transferees of any Registrable Securities in compliance with the terms of this Agreement without the consent of the other parties; and Schedule A hereto may also be amended by the Company after the date of this Agreement without the consent of the other parties to add information regarding any additional Investor who becomes a party to this Agreement in accordance with Subsection 6.9. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Subsection 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.7    Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.8    Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated Persons may apportion such rights as among themselves in any manner they deem appropriate.

6.9    Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Preferred Stock after the date hereof, whether pursuant to the Purchase Agreement or otherwise, any purchaser of such shares of Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

6.10    Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled. Upon the effectiveness of this Agreement, the Prior Agreement shall be deemed amended and restated and superseded and replaced in its entirety by this Agreement, and shall be of no further force or effect.

6.11    Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of California and to the jurisdiction of the United States District Court for the District of Northern California for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of California or the United States District Court for the District of Northern California, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the District of Northern California or any court of the State of California having subject matter jurisdiction.

6.12    Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.13    Acknowledgment. The Company acknowledges that the Investors are in the business of venture capital or asset management investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company. The Company and each Investor that is a party to this Agreement, acknowledges and agrees that certain of the Investors or their Affiliates may presently have, or may engage in the future, in internal development programs, or may receive information from third parties that relates to, and may develop and commercialize products independently or in cooperation with such third parties, that are similar to or that are directly or indirectly competitive with, the Company’s development programs, products or services. Nothing in this Agreement or any other agreement related to the transactions contemplated by this Agreement, shall in any way preclude or restrict such Investors or their Affiliates from conducting any development program, commercializing any product or service or otherwise engaging in any enterprise, whether or not such development program, product, service or enterprise, competes with those of the Company, so long as such activities do not result in a violation of the confidentiality provisions of this Agreement.

6.14    Limitation of Liability; Freedom to Operate Affiliates. The total liability, in the aggregate, of any Investor and its officers, directors, employees and agents, for any and all claims, losses, costs or damages, including attorneys’ and accountants’ fees and expenses and costs of any nature whatsoever or claims or expenses resulting from or in any way related to such Investor’s breach of this Agreement shall be several and not joint with the other stockholders and shall not exceed the total purchase price paid to the Company by such Investor under the Investor’s applicable purchase agreement. Nothing in this Agreement or the Transaction Agreements (as defined in the Purchase Agreement) shall restrict any Investor’s freedom to operate any of its affiliates (including any such affiliate that is a potential competitor of the Company).

6.15    Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys’ fees.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

COMPANY:

BOLT BIOTHERAPEUTICS, INC.

By:	/s/ Randall Schatzman
Name:	Randall Schatzman
Title:	Chief Executive Officer

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

SOFINNOVA VENTURE PARTNERS X, L.P.
By: Sofinnova Management X, L.L.C.

Its: General Partner

By:	/s/ James I. Healy
Name:	James I. Healy
Title:	Managing Member

Address:

3000 Sand Hill Road
Building 4-Suite 250
Menlo Park, CA 94025

With a copy (which shall not constitute notice) to:
O’Melveny & Myers LLP
Attn: Brian Covotta
2765 Sand Hill Road
Menlo Park, CA 94025

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

RA CAPITAL NEXUS FUND, L.P.
By: RA Capital Nexus Fund GP, LLC
Its: General Partner

By:	/s/ Rajeev Shah
Name:	Rajeev Shah
Title:	Manager

Address:	RA Capital Management, L.P.
200 Berkeley Street
18th Floor
Boston, MA 02116
Attn: General Counsel

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

BLACKWELL PARTNERS LLC SERIES A
By:	/s/ Abayomi A. Adigun
Name:	Abayomi A. Adigun
Title:	Investment Manager
DUMAC, Inv., Authorized Signatory

By:	/s/ Janine M. Lall
Name:	Janine M. Lall
Title:	Head of Finance & Controller
DUMAC, Inc., Authorized Signatory

Address:	Blackwell Partners LLC Series A
280 S. Mangum Street
Suite 210
Durham, NC 27701
Attn: Jannine Lall

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

RA CAPITAL NEXUS FUND, L.P.
By: RA Capital Nexus Fund GP, LLC
Its: General Partner

By:	/s/ Rajeev Shah
Name:	Rajeev Shah
Title:	Manager

Address:	RA Capital Management, L.P.
200 Berkeley Street
18th Floor
Boston, MA 02116
Attn: General Counsel

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

CITADEL MULTI-STRATEGY
EQUITIES MASTER FUND LTD.

By: Citadel Advisors LLC, its portfolio manager

By:	/s/ Shellane Mulcahy
Name:	Shellane Mulcahy
Title:	Authorized Signatory

Address:
c/o Citadel Advisors LLC
601 Lexington Avenue
New York, New York 10022
Attention: Noah Goldberg and Harry Greenbaum
CitadelAgreementNotice@citadel.com; noah.goldberg@citadel.com; Harry.Greenbaum@citadel.com

With copies to:
Choate, Hall & Stewart, LLP
Two International Place
Boston, MA 02100
Attention: Brian P. Lenihan and Tobin P. Sullivan
blenihan@choate.com;
tsullivan@choate.com

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

ROCK SPRINGS CAPITAL MASTER FUND LP

By: Rock Springs General Partner LLC, its general partner

By:	/s/ Graham McPhail
Name:	Graham McPhail
Title:	Member

Address:
c/o Rock Springs Capital Management LP
650 South Exeter Street, Suite 1070
Baltimore, MD 21202
Attn: General Counsel
Email: Jill@rockspringscapital.com and
ops@rockspringscapital.com

FOUR PINES MASTER FUND LP
By: Four Pines General Partner LLC, its general partner

By:	/s/ Graham McPhail
Name:	Graham McPhail
Title:	Member

Address:
c/o Rock Springs Capital Management LP
650 South Exeter Street, Suite 1070
Baltimore, MD 21202
Attn: General Counsel
Email: Jill@rockspringscapital.com and
ops@rockspringscapital.com

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

PIVOTAL BIOVENTURE PARTNERS FUND LP

By:	Pivotal bioVenture Partners Fund I G.P., L.P., its general partner

By:	Pivotal bioVenture Partners Fund I U.G.P. Ltd, its general partner

/s/ Robert Hopfner
Name:	Robert Hopfner
Title:	Managing Partner

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

VIVO PANDA FUND, L.P.
By: Vivo Panda, LLC, its general partner

/s/ Mahendra Shah
Mahendra Shah
Managing Member

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

VIVO CAPITAL FUND VIII, L.P.

/s/ Frank Kung
Frank Kung
Managing Member,
Vivo Capital VIII, LLC
General Partner of Vivo Capital Fund VIII, L.P.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

VIVO CAPITAL SURPLUS FUND VIII, L.P.

/s/ Frank Kung
Frank Kung
Managing Member,
Vivo Capital VIII, LLC
General Partner of Vivo Capital Fund VIII, L.P.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

ERNEST MARIO
/s/ Ernest Mario

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY (PVF)

By:	/s/ Sabrina Liang
Name:	Sabrina Liang
Title:	Authorized Signatory on behalf of The Board of Trustees of the Leland Stanford Junior University (PVF)

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

NOVO HOLDINGS A/S
By:	/s/ Thomas Dyrberg
Name:	Thomas Dyrberg, under specific power of attorney
Title:	Managing Partner

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

NEWLEAF PACIFIC LIMITED

By:	/s/ Shing Chi Yap
Name:	Shing Chi Yap
Title:	Director

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

KAM FUNG INTERNATIONAL LIMITED

By:	/s/ Antony, Kam Chung LEUNG
Name:	Antony, Kam Chung LEUNG
Title:	Director

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

PFIZER VENTURES (US) LLC

By:	/s/ Denis Patrick
Name:	Denis Patrick
Title:	Vice President, ES&I, Managing Partner Pfizer Ventures

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

NFLS BETA LIMITED

By:	/s/ Xintong Sun
Name:	Xintong Sun
Title:	Director

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

SAMSARA BIOCAPITAL, L.P.

By:	Samsara BioCapital GP, LLC, General Partner

By:	/s/ Srinivas Akkaraju
	Name:	Srinivas Akkaraju, MD, PhD
	Title:	Managing Member

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SCHEDULE A

INVESTORS

Name and Address	Shares of Preferred Stock Held

Sofinnova Venture Partners X, L.P.

3000 Sand Hill Road

Building 4-Suite 250

Menlo Park, CA 94025

With a copy (which shall not constitute notice) to:

O’Melveny & Myers LLP

Attn: Brian Covotta

2765 Sand Hill Road

Menlo Park, CA 94025

Series C-1: 7,729,468

RA CAPITAL HEALTHCARE FUND GP, LLC By: RA Capital Healthcare Fund GP, LLC RA Capital Management, L.P. 200 Berkeley Street 18th Floor Boston, MA 02116 Attn: General Counsel	Series C-1: 3,878,449

BLACKWELL PARTNERS LLC – SERIES A Blackwell Partners LLC – Series A 280 S. Mangum Street Suite 210 Durham, NC 27701 Attn: Jannine Lall	Series C-1: 469,377

RA CAPITAL NEXUS FUND, L.P. By: RA Capital Nexus Fund GP, LLC RA Capital Management, L.P. 200 Berkeley Street 18th Floor Boston, MA 02116 Attn: General Counsel	Series C-1: 1,449,275

Citadel Multi-Strategy Equities Master Fund Ltd.

c/o Citadel Advisors LLC

601 Lexington Avenue

New York, New York 10022

Attention: Noah Goldberg and Harry Greenbaum

CitadelAgreementNotice@citadel.com;

noah.goldberg@citadel.com;

Harry.Greenbaum@citadel.com

Series C-1: 5,797,101

With copies to: Choate, Hall & Stewart, LLP Two International Place Boston, MA 02100 Attention: Brian P. Lenihan and Tobin P. Sullivan blenihan@choate.com; tsullivan@choate.com

ROCK SPRINGS CAPITAL MASTER FUND LP

c/o Rock Springs Capital Management LP

650 South Exeter Street, Suite 1070

Baltimore, MD 21202

Attn: General Counsel

Email: Jill@rockspringscapital.com and

ops@rockspringscapital.com

Series C-1: 4,347,826

FOUR PINES MASTER FUND LP

c/o Rock Springs Capital Management LP

650 South Exeter Street, Suite 1070

Baltimore, MD 21202

Attn: General Counsel

Email: Jill@rockspringscapital.com and

ops@rockspringscapital.com

Series C-1: 869,565

Pfizer Ventures (US) LLC

c/o Pfizer Inc.

235 East 42nd Street

New York, NY 10017

United States of America

Attention: Denis Patrick

Email: Denis.Patrick@pfizer.com

with a copy to:

Andrew J. Muratore, Esq.

Pfizer Inc.

235 East 42nd Street

New York, NY 10017

United States of America

Email:andrew.j.muratore@pfizer.com

Series C-1: 1,932,368

Samsara BioCapital, L.P. 628 Middlefield Road Palo Alto, CA 94301	Series C-1: 1,932,368

Toray Industries, Inc.

1-1, Nihonbashi-Muromachi 2-chome

Chuo-ku, Tokyo 103-8666, Japan

Attention: Nobuyuki Kobayashi, General Manager,

Business Development

With a copy, which shall not constitute notice, to:

Douglas Leonard & Garvey P.C.

14 South Street

Concord, NH 03301

U.S.A.

Attention: John M. Garvey

Series T: 5,022,601

Pivotal bioVenture Partners Fund I, L.P. c/o Pivotal bioVenture Partners Address: 501 2nd Street, Suite 200 San Francisco, CA 94107 Attn: Robert Hopfner Email: rob@pivotalbiovp.com	Series C-1: 1,180,585 Series B: 8,700,190

NFLS Beta Limited 23F, Nan Fung Tower 88 Connaught Road Central Hong Kong Attn: Xintong Sun Email: anna.sun@nanfung.com	Series C-1: 767,380 Series B: 5,655,124

Novo Holdings A/S

Tuborg Havnevej 19

DK 2900 Hellerup

Denmark

Attn: Heather Ludvigsen

E-mail: hlud@novo.dk

With a copy (which shall not constitute notice) to:

Novo Ventures (US), Inc.

501 2nd Street, Suite 300

San Francisco, CA 94107

Attn: Peter Moldt; email: pmod@novo.dk

Junie Lim; email: jeql@novo.dk

Series C-1: 2,951,696 Series B: 14,355,314 Series A-1: 7,674,270

Vivo Capital Fund VIII, L.P. C/O: Vivo Capital LLC 192 Lytton Avenue Palo Alto, CA 94301 Attn: General Counsel E-mail: legal@vivocapital.com	Series C-1: 2,225,459 Series B: 7,644,568

Vivo Capital Surplus Fund VIII, L.P. C/O: Vivo Capital LLC 192 Lytton Avenue Palo Alto, CA 94301 Attn: General Counsel E-mail: legal@vivocapital.com	Series C-1: 307,309 Series B: 1,055,622

Vivo PANDA Fund, L.P. 505 Hamilton Avenue, Suite 207 Palo Alto, CA 94301	Series B: 3,306,072 Series A-1: 6,608,400

Money Access Investment Ltd 31/F Jiujiang Road 288 Hongyi Plaza, Shanghai, PRC	Series A-1: 213,174

Newleaf Pacific Limited 121 Des Voeux Rd, RM 2201 Central, Hong Kong	Series C-1: 124,930 Series B: 509,717 Series A-1: 426,348

Kam Fung International Limited c/o Flat F, 43/F Block 3 Estoril Court, 55 Garden Road, Hong Kong Attn: Antony, Kam Chung LEUNG	Series C-1: 124,930 Series B: 509,717 Series A-1: 426,348

The Board of Trustees of the Leland Stanford Junior

University (PVF)

Stanford Management Company

Attn: Sabrina Liang

635 Knight Way

Stanford, CA 94305-7297

Tel: 650-721-1653

E-mail: direct@smc.stanford.edu

Series B: 2,958,054 Series A-1: 1,705,393

Engleman Family Trust	Series Seed: 405,624

Chih-Ping Liu and Pamela Jingping Pan Trust 6 November 2016 Pamela Jingping Pan	Series B: 1,640,037 Series Seed: 806,873

Ernest Mario	Series C-1: 47,174 Series B: 87,001 Series Seed: 270,416

Eric and Philip Liu Irrevocable Trust Dated May 8, 2013	Series Seed: 200,000

Pan, Jingfon Paul	Series Seed: 50,000

Pan, Jingxiu Jason	Series Seed: 100,000

Sung, Anthony K. L.	Series Seed: 10,000

Zhang, Yujie	Series Seed: 50,000